SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 07/13/07

Ciphergen Biosystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

DE (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
6611 Dumbarton Circle Fremont, CA 94555
(Address of principal executive offices, including zip code)
510.505.2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report
Item 8.01. Other Events
On July 13, 2007, Ciphergen Biosystems, Inc. (the “Company”) received written notice that a lawsuit was filed in the Superior Court of California for the County of Santa Clara naming the Company and Bio-Rad Laboratories, Inc. (“Bio-Rad”) as defendants and Molecular Analytical Systems (“MAS”) as plaintiff. The complaint alleges, among other things, that the Company is in breach of the license agreement between the Company and MAS relating to Surface Enhanced Laser Desorption/Ionization (“SELDI”) technology as a result of the Company’s entry into a sublicense with Bio-Rad.
In connection with the asset sale of Ciphergen’s instrument business to Bio-Rad, the Company sublicensed to Bio-Rad certain rights to the SELDI technology obtained by the Company under the MAS license for use outside of the clinical diagnostics field. The Company retained exclusive rights to the technology for use in the field of clinical diagnostics for a five-year period, after which it will retain nonexclusive rights in that field.
Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciphergen Biosystems, Inc.
Date: July 16, 2007	By:	/s/ Gail S. Page
Gail S. Page
President and Chief Executive Officer